QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-161834, 333-163991 and 333-164261 on Form S-8 and 333-164290 of Form S-3 of our report dated February 19, 2010, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Netlist, Inc. for the year ended January 2, 2010.

/s/ KMJ CORBIN & COMPANY LLP
Costa Mesa, California
February 19, 2010

QuickLinks

  EXHIBIT 23